UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-14447 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 25, 2013, AMCOL International Corporation (“AMCOL”) issued a press release reporting results for the quarter and year ended December 31, 2012.  In addition, AMCOL reported that it intends to amend its Form 10-K for the year ended December 31, 2011 to restate the financial results for the fiscal years ended December 31, 2009, December 31, 2010 and December 31, 2011, as well as to amend its Form 10-Q for the period ended March 31, 2012 to restate the quarterly results contained therein.  Please see Item 4.02 below for information regarding the restatement.

A copy of AMCOL’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 23, 2013, AMCOL’s Audit Committee, upon the recommendation of AMCOL’s management, determined that AMCOL’s audited consolidated financial statements for the years ended December 31, 2009, December 31, 2010, December 31, 2011 and the unaudited consolidated financial statements for the quarter ended March 31, 2012 need to be restated as a result of certain adjustments and should no longer be relied upon.  AMCOL’s Form 10-K for the 2012 fiscal year, when filed, will reflect certain immaterial adjustments relating to the Supplemental Errors in AMCOL’s 2012 second and third quarter results.

In January 2013, during the course of preparing to announce our 2012 fourth quarter earnings, we discovered certain errors in our previously issued financial statements related to our Construction Technologies segment’s European operations (collectively, the “Supplemental Errors”).  Note that in our Form 10-Q for the period ended June 30, 2012, we reported errors relating to the Spanish operations of our Construction Technologies segment as well as other immaterial errors which were not previously corrected prior to filing of that Form 10-Q (the “Initial Errors”).

The following chart below reflects the extent to which the Supplemental Errors and the Initial Errors increase or (decrease) net income available to AMCOL shareholders (in millions) in each of the relevant periods.

	2009	2010	2011	Q1 2012

Initial Errors	$(1.6)	$(1.4)	$0.5	$1.1
Supplemental Errors	-	$(0.3)	$(1.5)	$0.2

	$(1.6)	$(1.7)	$(1.0)	$1.3

In January 2013, we assessed the materiality of the Initial Errors together with the Supplemental Errors in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 99, Materiality, and in accordance with the rollover and iron curtain methods as described in SAB No. 108, Considering the Effects of Prior Year Misstatements in Current Year Financial Statements.  Based on this assessment, we concluded that the Initial Errors and the Supplemental Errors were collectively material to our audited consolidated financial statements for the year ended December 31, 2011 and the three months ending March 31, 2012.  As required in SAB No. 108, we will amend our Form 10-K for the 2011 year to restate the results for that year and the preceding years contained in that report as well as amend our Form 10-Q for the three months ending March 31, 2012.  We will file an amended Form 10-K for the year ended December 31, 2011 and an amended Form 10-Q for the quarter ended March 31, 2012 as soon as possible.

In connection with the issues described above, we reevaluated the effectiveness of our internal controls over financial reporting for the year ended December 31, 2011 and for the three months ending March 31, 2012.  As of December 31, 2011 and March 31, 2012, we have concluded that we had a material weakness in our internal controls over financial reporting relating to the European operations of the Construction Technologies segment. We will report this material weakness and our plans for remediation in the amended Forms 10-K and 10-Q.  We are in the process of reassessing our evaluation of the effectiveness of our disclosure controls and procedures for the relevant periods.

Our management and our Audit Committee have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, AMCOL’s independent registered public accounting firm.

A copy of AMCOL’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties which may cause actual results to differ materially from those discussed herein.  Such statements include statements regarding the estimated amounts to be restated, the timing of the filing of an amendment to AMCOL’s Form 10-K for the year  ended December 31, 2011 and an amended Form 10-Q for the quarter ended March 31, 2012 and the effect of the restatements on previously reported net income.  There can be no assurance that future developments will be those anticipated by management.  Please refer to the risks and uncertainties detailed from time to time by AMCOL in its periodic filings with the Securities and Exchange Commission.  You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL’s expectations.

Item 9.01                      Financial Statements And Exhibits

(c)           Exhibits.

99.1         Press Release dated January 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION
Date:	January 25, 2013	By:	/s/ Donald W. Pearson
Donald W. Pearson
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 25, 2013